Exhibit 10.2

SECOND AMENDMENT
TO THE COMPUTER SCIENCES CORPORATION DEFERRED COMPENSATION PLAN

This AMENDMENT to the Computer Sciences Corporation Deferred Compensation Plan, as amended and restated effective as of December 31, 2012 (the “Plan”), shall be effective as of August 10, 2016.

W I T N E S S E T H:

WHEREAS, Computer Sciences Corporation (the “Company”) maintains the Plan and has the power to amend the Plan and now wishes to do so;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.New definitions are hereby added to Section 17 of the of the Plan as follows (and existing definitions are hereby renumbered accordingly):

17.2    Annual Enrollment Cycle.

Effective for the Annual Enrollment Cycle occurring in 2016, “Annual Enrollment Cycle” shall mean the period (unless a different time is specified by the Administrator) occurring in or about November in which Part C Participants may submit deferral elections for Compensation to be earned in Deferral Periods commencing on or after the following January 1. Effective for Annual Enrollment Cycles occurring in 2017 or later, “Annual Enrollment Cycle” shall mean the period (unless a different time is specified by the Administrator) occurring in or about September of each year in which Part C Participants may submit deferral elections for Qualified Salary, Qualified Quarterly Bonuses and Qualified Nonemployee Director Compensation to be earned in Deferral Periods commencing on or after the following January 1 and for Qualified Annual Bonuses that qualify as Performance Based-Compensation to be earned in the Deferral Period in which such Annual Enrollment Cycle occurs.

17.7    Off-Cycle Enrollment Cycle.

Effective starting in 2017, “Off-Cycle Enrollment Cycle” shall mean the period (unless a different time is specified by the Administrator) occurring in or about June of each year in which Eligible Key Executives who have become newly eligible since the end of the previous Annual Enrollment Cycle as described in Section 18.1(b) may submit a mid-year election to defer Qualified Salary to be earned during the remainder of such calendar year.

2.	Section 18.1 of the Plan is hereby amended in its entirety as follows:

Section 18.1 Requirements for Participation

(a)	General. Any Eligible Key Executive and any Nonemployee Director shall be eligible to be a Part C Participant in the Plan.

(b)
Initial Eligibility Date for Certain Newly Eligible Participants. A person who first meets the requirements to be an Eligible Key Executive after the end of the most recent Annual Enrollment Cycle and before the start of the next Off-Cycle Enrollment Cycle shall become eligible to be a Part C Participant as of the start of the next Off-Cycle Enrollment Cycle. A Nonemployee Director shall become eligible to be a Part C Participant as of the date he or she is elected or appointed to the Board.

3.	Section 19.1(a) of the Plan is hereby amended in its entirety as follows:

(a)
At such time and in such form as determined by the Administrator, a Participant may elect to defer into his or her Part C Account Compensation, subject to paragraph (d) of this Section 19.1, which would otherwise be payable to him or her for any Deferral Period in which he or she has not incurred a Separation from Service but only to the extent such deferrals would qualify as Section 409A Deferrals. In no event shall the Part C Election be submitted later than the date on which the election is required to become irrevocable as set forth in this Part C or as otherwise required by Section 409A of the Code and applicable guidance. If no other date is specified by the Administrator, the Part C Election shall be submitted during the Annual Enrollment Cycle prior to the commencement of the Deferral Period, except (i) with respect to Qualified Annual Bonuses that qualify as Performance-Based Compensation to be earned in Deferral Periods starting in 2017 or later, in which case such election shall be made during the Annual Enrollment Cycle that occurs during the applicable Deferral Period, provided such election is made not later than 6 months before the end of the applicable performance period and before the Qualified Annual Bonus becomes both substantially certain to be paid and readily ascertainable, and (ii) with respect to a newly eligible Participant described in Section 18.1(b), who may make an election within 30 days (or such shorter period as may be specified by the Administrator) after such person’s initial eligibility date described therein, but only to defer Qualified Salary or Qualified Director Compensation, as applicable, paid for services to be performed after the date of such election through the remainder of the calendar year in which such election is made, subject to Treas. Reg. §1.409A - 2(a)(7).

4.	The final sentence of Section 19.1(b) of the Plan is hereby amended in its entirety as follows:

Amounts deferred shall be specified as a whole percentage or based on such other method as may be specified by the Administrator.

5.	In all other respects, the Plan is hereby ratified and confirmed.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed as of the date set forth above.

COMPUTER SCIENCES CORPORATION

By:	/s/ Eduardo Nunez
Eduardo Núñez
Vice President, Human Resources
Global Compensation & Benefits